EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
TriState Capital Holdings, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-258511, 333-249296, 333-196564 and 333-188923) on Form S-8 and in the registration statements (No. 333-253497 and 333-235713) on Form S-3 of our reports dated March 1, 2022, with respect to the consolidated financial statements of TriState Capital Holdings, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Pittsburgh, Pennsylvania
March 1, 2022